Exhibit 99.2

WellCare Announces Co-Branding Alliance with Walgreens
for Medicare Prescription Drug Plans

Walgreens Customers to Receive Information About
WellCare’s National Prescription Drug Plans

TAMPA, Fla.—(BUSINESS WIRE)—Sept. 21, 2005—WellCare Health Plans, Inc. (NYSE:WCG — News) announced today that it has formed an alliance with Walgreens Health Initiatives, Inc., a wholly owned subsidiary of Walgreen Co. (NYSE:WAG — News; NASDAQ:WAG — News), for Medicare Part D Prescription Drug Plans (PDP). WellCare will make educational information available to Walgreens customers at pharmacy counters in each of Walgreens more than 4,950 retail locations nationwide. Those customers who enroll via this alliance will be issued a joint WellCare/Walgreens prescription drug card allowing prescriptions to be filled at participating pharmacies nationwide, including any Walgreens store.

“With its outstanding reputation for quality and its extensive network of retail stores, Walgreens is an excellent partner to help educate beneficiaries about the benefits of WellCare’s national PDP programs,” stated Todd S. Farha, President and Chief Executive Officer of WellCare Health Plans. “We are excited about the opportunity to extend prescription drug coverage to Medicare beneficiaries nationwide, and we are confident that our alliance with Walgreens will contribute to the successful launch of the Medicare prescription drug program.”

In each region established by the Centers for Medicare & Medicaid Services, WellCare will be offering three PDP plans — WellCare Signature(sm), WellCare Complete(sm) and WellCare Premier(sm) - designed to meet the unique healthcare needs of Medicare beneficiaries. WellCare enrollees who receive the WellCare/Walgreens prescription drug card will be able to obtain coverage for pharmacy benefits under any one of WellCare’s PDP plans. The details of WellCare’s PDP plans for Medicare beneficiaries and for dual-eligible Medicare and Medicaid beneficiaries will be released in October.

“Partnering with WellCare will help us deliver accurate, timely information to our pharmacy patients,” said Don Huonker, Walgreens vice president of pharmacy services. “Not only will our Medicare-eligible patients receive information from a trusted source, but they will have ready access to comprehensive pharmacy benefits offered by WellCare’s PDP programs.”

In addition to honoring WellCare PDP cards at its pharmacies, Walgreens will also accept PDP cards from other PDP providers as well. Medicare beneficiaries who enroll in one of WellCare’s three national PDP programs may fill their prescriptions at more than 40,000 pharmacies nationwide, in addition to the more than 4,950 Walgreens locations.

About WellCare Health Plans

WellCare Health Plans, Inc. provides managed care services targeted exclusively to government sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare serves approximately 808,000 members in Florida, New York, Connecticut, Illinois, Indiana, Louisiana and Georgia. WellCare intends to provide stand-alone Prescription Drug Plans on a national basis under the Medicare prescription drug program. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

About Walgreens

Walgreen Co. is the nation’s largest drugstore chain with fiscal 2005 sales of $42.2 billion. The company operates 4,953 stores in 45 states and Puerto Rico. Walgreens also provides additional services to pharmacy patients and prescription drug and medical plans through Walgreens Health Initiatives (a pharmacy benefits manager), Walgreens Mail Service, Walgreens Specialty Pharmacy and Walgreens Home Care.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, including statements related to WellCare’s expected 2005 and 2006 financial results, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission in June 2005, as amended, which contains discussions of the Company’s business and the various factors that may affect it.

Contact:

For WellCare
Investor Relations:
Thad Waugh, 813-865-1284
thad.waugh@wellcare.com
or
Walgreens
Michael Polzin, 847-914-2925
michael.polzin@walgreens.com
or
CKPR
Media Inquiries:
Kristen Petrillo, 312-616-3871
kpetrill@ckpr.biz